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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1999 (except with respect to the matters discussed in Note 2, as to which the date is August 20, 1999), included in the Tenneco Inc. Current Report on Form 8-K dated August 20, 1999, into the following Registration Statements previously filed with the Securities and Exchange Commission:

REGISTRATION NO.  FORM     SECURITIES REGISTERED
----------------  ----     ---------------------
333-24291         S-3      $700,000,000 Tenneco Inc. debt securities of
                           which $100,000,000 remains available for issuance.

333-17485         S-8      17,000,000 shares of Common Stock, par value
                           $.01 per share of Tenneco Inc. (formerly New
                           Tenneco Inc.) ("Common Stock") issuable under the 1996 Tenneco Inc. Stock Ownership Plan.

333-30933         S-8      5,000 shares of Common Stock issuable under
                           the Tenneco Thrift Plan for Hourly Employees
                           ("Hourly Thrift Plan") and the Tenneco Thrift
                           Plan ("Salaried Thrift Plan").

333-17487         S-8      462,000 shares of Common Stock issuable under
                           the Hourly Thrift Plan and the Salaried Thrift
                           Plan.

333-41535         S-8      33,796 shares of Common Stock issuable under
                           the 1996 Tenneco Inc. Stock Ownership Plan.

333-27279         S-8      64,000 shares of Common Stock issuable under
                           the Hourly Thrift Plan.

333-23249         S-8      2,500,000 shares of Common Stock issuable
                           under the 1997 Employee Stock Purchase Plan.

333-27281         S-8      395,000 shares of Common Stock issuable under
                           the Hourly Thrift Plan and Salaried Thrift Plan.

333-41537         S-8      2,100 shares of Common Stock issuable under the
                           Hourly Thrift Plan.

333-48777         S-8      710,000 shares of Common Stock issuable under
                           the Hourly Thrift Plan and Salaried Thrift Plan.

333-76261         S-8      740,000 shares of Common Stock issuable
                           under the Hourly Thrift Plan and Salaried
                           Thrift Plan.



                           ARTHUR ANDERSEN LLP


Houston, Texas
September 10, 1999